Exhibit No. (21)

KIMBERLY-CLARK CORPORATION

CONSOLIDATED SUBSIDIARIES

The following list includes certain companies that were owned directly or indirectly by Kimberly-Clark Corporation, a Delaware corporation, Dallas, Texas, as of December 31, 2009. The place of incorporation or organization is next to the name of the company.

Consolidated Subsidiaries

1194127 Ontario Inc., Ontario, Canada

*3700 Orleans, LLC, Louisiana

*700 Tchoupitoulas LLC (Arts Hotel), Louisiana

*900 E. Walnut, LLC, Missouri

Abdelia Comercial Ltda., Brazil

AcryMed Incorporated, Oregon

*Arabian Medical Products Manufacturing Company, Saudi Arabia

Aria Aesthetics, Inc., Delaware

Avent, Inc., Delaware

Avent de Honduras, S.A. de C.V., Honduras

Avent Holdings, LLC, Delaware

Avent S. de R.L. de C.V., Mexico

Avent Slovakia, Inc., Delaware

Avent Slovakia s.r.o., Slovakia

Bacraft S.A. Indústria de Papel, Brazil

*Badgers LLC, Delaware

*Badgers II LLC, Delaware

Ballard Medical Products (Canada) Inc., Ontario, Canada

Beco, Inc., Wisconsin

Block Medical de Mexico, S.A. de C.V., Mexico

*Bonster, S.A., Luxembourg

Boxer Acquisition, Inc., Delaware

*Carriage LP, South Carolina

*Central High Associates, LLC, Wisconsin

*City Hall Square LLC, Wisconsin

Colombiana Kimberly Colpapel S.A., Colombia

Delaware Overseas Finance, Inc., Delaware

Durafab, Inc., Texas

Excell Paper Sales Co., Pennsylvania

Excell Paper Sales LLC, Delaware

Fisbra Indústria e Comércio de Produtos Higiênicos Ltda., Brazil

*Genpar AP, LLC, Texas

*Genpar CM, LLC, Texas

*Genpar CM II, LLC, Delaware

*Genpar RI II, LLC, Delaware

Gerinconfort Indústria e Comercio de Produtos Higienicos Ltd., Brazil

*H-K Overseas Holland B.V., Netherlands

Hakle Kimberly Deutschland GmbH, Germany

Hakle Kimberly Papiervertriebs GmbH, Austria

Hercules Global Investments, Cayman Islands

*Hogla Kimberly Limited, Israel

*Hogla Kimberly Marketing Limited, Israel

Housing Horizons, LLC, Texas

*Humble AP Partners LP, Texas

*Humble CM Partners LP, Texas

*Humble RI Partners LP, Texas

I-Flow Corporation, Delaware

Industrial Mimosa S.A., Uruguay

Jackson International Holdings, Inc., Delaware

Jackson Products, Inc., Delaware

Jackson Products, Ltd, United Kingdom

Jackson Safety Canada, Inc., Ontario

Jackson Safety Limited, Hong Kong

*Janesville School Apartments LLC, Wisconsin

K-C Advertising, Inc., Delaware

*K-C Antioquia Global Ltda., Colombia

K-C Equipment Finance L.P., United Kingdom

K-C Financial Services Investment Company, Delaware

K-C Guernsey I Ltd., Isle of Guernsey

K-C Guernsey II Ltd., Isle of Guernsey

K-C Investment Partnership, Ontario

K-C Nevada, Inc., Nevada

K-C Worldwide, LLC, Delaware

Kalayaan Land Corporation, Philippines

KC Tower Corporation, Delaware

KCA Super Pty. Limited, Australia

K.C.S.A. Holdings (Proprietary) Limited, South Africa

Kimberly Bolivia S.A., Bolivia

Kimberly-Clark (Barbados) Holding Ltd., Barbados

Kimberly-Clark (China) Company Ltd., China

Kimberly-Clark (Cyprus) Ltd., Cyprus

Kimberly-Clark (Hong Kong) Ltd., Hong Kong

Kimberly-Clark (Singapore) Finance Ltd., Singapore

Kimberly-Clark (Trinidad) Limited, Trinidad & Tobago

Kimberly-Clark Argentina S.A., Argentina

Kimberly-Clark Argentina Holdings S.A., Argentina

Kimberly-Clark Amsterdam Holdings, B.V., Netherlands

Kimberly-Clark Asia Holdings Pte. Ltd., Singapore

Kimberly-Clark Asia Pacific Pte. Ltd., Singapore

Kimberly-Clark Australia Consolidated Holdings Pty. Limited, Australia

Kimberly-Clark Australia Holdings Pty. Limited, Australia

Kimberly-Clark Australia Pty. Limited, Australia

Kimberly-Clark B.V., Netherlands

Kimberly-Clark Bahrain Holding Company S.P. C., Bahrain

Kimberly-Clark Brasil Holdings Limitada, Brazil

Kimberly-Clark Brasil Indústria e Comércio de Produtos de Hygiene Ltda., Brazil

Kimberly-Clark Canada Holdings, Inc., Ontario, Canada

Kimberly-Clark Canada Inc., Ontario, Canada

Kimberly-Clark Canada Inc. Kanadischen Rechts & Company KG, Germany

Kimberly-Clark Canada International Holdings, Inc., Canada

Kimberly-Clark Canada Investment Incorporated, Nova Scotia, Canada

Kimberly-Clark Canada Services Corporation, Ontario, Canada

Kimberly-Clark Canada U.K. Holding Limited, United Kingdom

Kimberly-Clark Cayman Islands Company, Cayman Islands

Kimberly-Clark Cayman Islands Finance Company, Cayman Islands

Kimberly-Clark Cayman Islands Holding Company, Cayman Islands

*Kimberly-Clark Central American Holdings, S.A., Panama

Kimberly-Clark Chile S.A., Chile

Kimberly-Clark Colombia Limitada, Colombia

Kimberly-Clark Costa Rica Limitada, Costa Rica

Kimberly-Clark de Centro America, S.A., El Salvador

Kimberly-Clark Denmark Holdings ApS, Denmark

Kimberly-Clark Dominican Republic S.A., Dominican Republic

Kimberly-Clark Dominicana, S.A., Dominican Republic

Kimberly-Clark Dublin Finance Limited, United Kingdom

Kimberly-Clark Dutch Holdings B.V., Netherlands

Kimberly-Clark Ecuador, S.A., Ecuador

Kimberly-Clark Europe Limited, United Kingdom

Kimberly-Clark European Investment B.V., Netherlands

Kimberly-Clark European Services Limited, United Kingdom

Kimberly-Clark Far East Pte. Limited, Singapore

Kimberly-Clark Finance Ltd., United Kingdom

Kimberly-Clark Financial Services, Inc., Tennessee

Kimberly-Clark Forestal S.A., Spain

Kimberly-Clark Foundation, Inc., Wisconsin

Kimberly-Clark Global Finance Ltd., Bermuda

Kimberly-Clark Global Sales, LLC, Delaware

Kimberly-Clark GmbH, Switzerland

Kimberly-Clark Guatemala, Limitada, Guatemala

Kimberly-Clark Health Care Inc., Delaware

Kimberly-Clark Hellas EPE, Greece

Kimberly-Clark Holding Limited, United Kingdom

Kimberly-Clark Holding s.r.l. Unipersonale, Italy

Kimberly-Clark Holland Holdings B.V., Netherlands

Kimberly-Clark Honduras, S. de R.L. de C.V., Honduras

Kimberly-Clark Hygiene Products Private Ltd., India

Kimberly-Clark Inc., Ontario, Canada

Kimberly-Clark Innovation Corporation, Korea

Kimberly-Clark Integrated Services Corporation, Delaware

Kimberly-Clark International Services Corporation, Delaware

Kimberly-Clark International, S.A., Panama

Kimberly-Clark Investering Finance Corporation Limited, United Kingdom

Kimberly-Clark Kft Trading Limited Liability Company, Hungary

Kimberly-Clark Latin America, Inc., Delaware

Kimberly-Clark Latin America Inc. y Cia, S.C., Spain

Kimberly-Clark Latin America Investments, Inc., Delaware

Kimberly-Clark Lda., Portugal

Kimberly-Clark Limited, United Kingdom

Kimberly-Clark Luxembourg S.a.r.l., Luxembourg

Kimberly-Clark Luxembourg Finance S.a.r.l., Luxembourg

Kimberly-Clark Luxembourg Holdings S.a.r.l., Luxembourg

*Kimberly-Clark Malta Holding Co. Ltd., Malta

*Kimberly-Clark Malta Investment Company Limited, Malta

Kimberly-Clark Manufacturing (Thailand) Limited, Thailand

Kimberly-Clark Mediterranean Finance Company Ltd., Malta

Kimberly-Clark N.V., Belgium

Kimberly-Clark Netherlands Holdings B.V., Netherlands

Kimberly-Clark North Asia Co., Ltd, South Korea

Kimberly-Clark North Asia (HK) Limited, Hong Kong

Kimberly-Clark OOO, Russia

Kimberly-Clark Pacific Finance Company, Cayman Islands

Kimberly-Clark Pacific Holdings Pty Limited, Australia

Kimberly-Clark Paper (Guangzhou) Company Limited, People’s Republic of China

Kimberly-Clark Paper (Shanghai) Company Limited, People’s Republic of China

Kimberly-Clark Paraguay S.A., Paraguay

Kimberly-Clark Patriot Holdings, Inc., Cayman Islands

Kimberly-Clark Pennsylvania, LLC, Delaware

Kimberly-Clark Pension Trusts Ltd., United Kingdom

Kimberly-Clark Personal Hygienic Products (Nanjing) Co. Ltd., People’s Republic of China

Kimberly-Clark Personal Hygienic Products Company Limited, Beijing, People’s Republic of China

Kimberly-Clark Peru S.R.L., Peru

Kimberly-Clark Philippines Inc., Philippines

Kimberly-Clark Philippine Holdings, Inc., Philippines

Kimberly-Clark Products (Malaysia) Sdn. Bdh., Malaysia

Kimberly-Clark Produtos Para Saúde Limitada, Brazil

Kimberly-Clark Puerto Rico, Inc., Delaware

Kimberly-Clark S.L., Spain

Kimberly-Clark S.A.S., France

Kimberly-Clark s.r.l., Italy

Kimberly-Clark s.r.o., Czech Republic

Kimberly-Clark Sales Corporation B.V., Netherlands

Kimberly-Clark Scandinavia ApS, Denmark

Kimberly-Clark Services Asia-Pacific, Australia

Kimberly-Clark Services, Inc., Delaware

Kimberly-Clark Singapore Pte. Ltd., Singapore

Kimberly-Clark of South Africa (Pty.) Limited, South Africa

Kimberly-Clark Southern Africa (Holdings) (Pty) Ltd., South Africa

Kimberly-Clark Sp. z.o.o., Poland

Kimberly-Clark Taiwan, Cayman Islands

Kimberly-Clark Thailand Limited, Thailand

Kimberly-Clark Trading (Malaysia) Sdn. Bhd., Malaysia

Kimberly-Clark Treasury Asia-Pacific, Australia

*Kimberly-Clark Tuketim Mallari Sanayi Ve Ticaret Anonim Sirketi, Turkey

Kimberly-Clark Tulip Holdings, B.V., Netherlands

Kimberly-Clark U.K. Operations Limited, United Kingdom

Kimberly-Clark Ukraine LLC, Ukraine

Kimberly-Clark Venezuela, C.A., Venezuela

Kimberly-Clark Ventures, LLC, Delaware

Kimberly-Clark Vietnam Co., Ltd., Vietnam

Kimberly-Clark West Indies Finance Company, Cayman Islands

Kimberly-Clark Worldwide Australia Holdings Pty. Limited, Australia

Kimberly-Clark Worldwide Taiwan Investment Limited, Taiwan

Kimberly-Clark Worldwide, Inc., Delaware

KIMNICA, S.A., Nicaragua

KS&J Indústria e Comercio Ltda., Brazil

La Ada de Acuña, S. de R. L., Mexico

*Lafayette-Lahr LLC, Indiana

*LaSalle Apartments LLC, Wisconsin

*LeClaire Apartments LLC, Wisconsin

*Limpar AP, LLC, Delaware

*Limpar CM II, LLC, Delaware

*Limpar RI, LLC, Delaware

*Main Lake Apartments LLC, Wisconsin

Manlak Investments (Pty.) Limited, South Africa

Microcuff GmbH, Germany

Mimo Brasil Limitada, Brazil

*Mineral Point School Apartments, Wisconsin

Minnetonka Limitada, Brazil

Minnetonka Overseas Investments Limited, Cayman Islands

*Molett Marketing Limited, Israel

*National Terminal Apartments LLC, Ohio

*New Glarus School Apartments LLC, Wisconsin

Nueva Arizona, S.A., Argentina

*Olayan Kimberly-Clark (Bahrain) W.L.L., Bahrain

*Olayan Kimberly-Clark Arabia Company, Saudi Arabia

Papeles del Cauca S.A., Colombia

P.T. Kimberly-Clark Indonesia, Indonesia

*Providence Leasing LLC, Delaware

Ridgeway Insurance Company Limited, Bermuda

Ropers LLC, Delaware

Ropers II LLC, Delaware

Safemaster Oy, Finland

Safeskin (B.V.I.) Limited, British Virgin Islands

Safeskin Corporation (Thailand) Limited, Thailand

Safeskin Industries (Thailand) Limited, Thailand

Safeskin Latex (Thailand) Limited, Thailand

Safeskin Medical & Scientific (Thailand) Limited, Thailand

Scott CB Holding Company, Delaware

Scott S.A., France

Scott Executive Pension Trustees Limited, United Kingdom

Scott Paper Eastern China Inc., Delaware

SK Corporation, Taiwan

*Stephenson Mill Associates LLC, Wisconsin

*Stephenson Mill Managers, LLC, Indiana

Syzygy, Inc., Delaware

Taiwan Scott Paper Corporation, Taiwan

*TCB Genpar, LLC, Texas

*TCB Limpar, LLC, Texas

Technology Systems S.A., Argentina

*Tecnosur S.A., Colombia

Texans LLC, Delaware

Texans II LLC, Delaware

Texas Company Building, LP, Texas

Three Rivers Timber Company, Washington

Tiscorp, L.P., United Kingdom

Tri-Med Specialties, Inc., Kansas

*YuHan-Kimberly, Limited, Korea

*	Indicates a company that is not wholly owned directly or indirectly by the Corporation.